UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 2, 2009

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 2, 2009, Solo Cup Canada Inc., (“Solo Canada”), an affiliate of Solo Cup Company, a Delaware corporation (the “Registrant”) entered into a Third Amendment Agreement (the “Third Amendment”) with GE Canada Finance Holding Company (“GE”) which amended certain terms of the Credit Agreement dated September 24, 2004 (“Original Agreement”), filed as Exhibit 4.7 to the Registrant’s Form 10-Q filed on November 5, 2004, as amended by the First Amendment to the Credit Agreement dated as of October 19, 2006 (“First Amendment”), filed as Exhibit 99.1 to the Registrant’s Form 8-K filed on October 25, 2006, as amended by the Second Amendment to the Credit Agreement dated as of November 16, 2007 (“Second Amendment”) filed as Exhibit 10.40 to the Registrant’s Form 8-K filed on November 21, 2007 (Original Agreement, First, Second and Third Amendments, collectively, the “Credit Agreement”).

The Third Amendment, among other things, provides that the Minimum Fixed Charge Coverage Ratio and Minimum EBITDA (as such capitalized terms are set forth in the Third Amendment) covenant requirements will only be in effect during those periods when the sum of Net Borrowing Availability (as defined in the Credit Agreement), together with Cash on Hand and Cash Equivalents (as such capitalized terms are defined in the Third Amendment), is less than or equal to $10,000,000 CAD for any fiscal quarter beginning at the end of the fourth quarter of 2008.

The Third Amendment provides an increase from $5 million CAD to $7 million CAD in the aggregate allowable capital expenditures that can be spent for the purchase of equipment and capital property from affiliates. It further removes foreign exchange services, formerly provided by GE, from the Credit Agreement and as a result, monies can only be borrowed and received in CAD as opposed to USD. Finally, the thresholds allowing investment by Solo Canada in similar operating businesses, including with respect to its affiliates, were revised to include, in addition to average Borrowing Availability, Cash on Hand and Cash Equivalents (as such capitalized terms are defined in the Third Amendment) and such thresholds were increased by $1.5 million CAD.

The foregoing descriptions of the material terms of the Third Amendment is qualified in its entirety by reference to the complete text of the Third Amendment, which is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Amendment Agreement, dated November 16, 2007, between Solo Cup Canada Inc. and GE Canada Finance Holding Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Chief Financial Officer

Date: March 5, 2009

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